EXHIBIT 3.1
XATA CORPORATION
ARTICLES OF AMENDMENT
OF
SECOND RESTATED ARTICLES OF INCORPORATION
     The undersigned, Wesley C. Fredenburg, Secretary of XATA Corporation, a Minnesota corporation (the “Corporation”), hereby certifies that:
     1. The name of the Corporation is XATA Corporation.
     2. The Corporation’s Second Restated Articles of Incorporation are amended as follows:
          (a) Section 3 of the Certificate of Designation of Preferences of Series B Preferred Stock is amended and restated in its entirety to read as follows:
          “3. Dividend Rights. The holders of the Series B Preferred Stock shall be entitled to receive, out of any assets of the Corporation legally available therefor, cumulative dividends at the rate of four percent (4%) of the Original Issue Price (as defined below) per annum on each outstanding share of Series B Preferred Stock (the “Preferred Dividend”). Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash or, at the election of holders of at least sixty percent (60%) of the Series B Preferred Stock then outstanding as of twenty (20) business days prior to the date of payment, in shares of Series B Preferred Stock. The aggregate number of shares of Series B Preferred Stock so payable to any holder upon such election to receive dividends in kind shall be equal to the aggregate amount of such Preferred Dividend payable to such holder divided by the Conversion Price (as defined below), with any fractions of a share to be issued rounded to the nearest whole share. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation, other than a Senior Preferred Dividend, unless and until it has paid the Preferred Dividend on the shares of Series B Preferred Stock to the holders of the Series B Preferred Stock. “Senior Preferred Dividend” as used in this Certificate of Designation means any dividend paid on any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Preferred Dividend. In addition, in the event dividends are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay an additional dividend on all outstanding shares of Series B Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series B Preferred Stock with respect to the payment of dividends (other than the Preferred Dividend).”

          (b) Paragraphs (A) and (B) of Section 4 (Liquidation Preference) of the Certificate of Designation of Preferences of Series B Preferred Stock are each amended and restated in their entirety to read as follows:
     “(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series B Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series B Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series B Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
     (B) As used in this Certificate of Designation:
     (i) “Liquidation Senior Stock” means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
     (ii) “Liquidation Junior Stock” means the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series B Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
     (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.”
          (c) Section 3 of the Certificate of Designation of Preferences of Series C Preferred Stock is amended and restated in its entirety to read as follows:

     “3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the Company’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series C Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series C Preferred Stock with respect to the payment of dividends.”
          (d) Paragraphs (A) and (B) of Section 4 (Liquidation Preference) of the Certificate of Designation of Preferences of Series C Preferred Stock are amended and restated in their entirety to read as follows:
     “(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series C Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series C Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series C Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
     (B) As used in this Certificate of Designation:
     (i) “Liquidation Senior Stock” means the Series B Preferred Stock and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
     (ii) “Liquidation Junior Stock” means the Common Stock, the Series D Preferred Stock, the Series E Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series C Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and

     (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.”
          (e) Paragraph 5(A)(ii)(B) of the Certificate of Designation of Preferences of Series C Preferred Stock is amended and restated in its entirety to read as follows:
     “(B) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series C Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series C Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series C Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock, unless and until it has paid the Preferred Dividend on the shares of Series C Preferred Stock to the holders of the Series C Preferred Stock.”
          (f) Section 3 of the Certificate of Designation of Preferences of Series D Preferred Stock is amended and restated in its entirety to read as follows:
     “3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the Company’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series D Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series D Preferred Stock with respect to the payment of dividends.”
          (g) Paragraphs (A) and (B) of Section 4 (Liquidation Preference) of the Certificate of Designation of Preferences of Series D Preferred Stock are amended and restated in their entirety to read as follows:
     “(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series D Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series D Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series D Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
(B) As used in this Certificate of Designation:
     (i) “Liquidation Senior Stock” means the Series B Preferred Stock, Series C Preferred Stock and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
     (ii) “Liquidation Junior Stock” means the Common Stock, the Series E Preferred Stock and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series D Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
     (iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.”
          (h) Paragraph 5(A)(ii)(B) of the Certificate of Designation of Preferences of Series D Preferred Stock is amended and restated in its entirety to read as follows:
     “(B) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series D Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series C Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series D Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock, unless and until it has paid the Preferred Dividend on the shares of Series D Preferred Stock to the holders of the Series D Preferred Stock.”
3. This amendment was adopted pursuant to Chapter 302A of the Minnesota Statutes.

     IN WITNESS WHEREOF, I have subscribed my name this 14th day of April, 2009.

/s/ Wesley C. Fredenburg
Wesley C. Fredenburg
Secretary